EXHIBIT A


         Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out hereinbelow.


Dated: May 8, 2001

		s/Norton Garfinkle
		------------------------------
		Norton Garfinkle


Dated: May 8, 2001	GARFINKLE LIMITED PARTNERSHIP
I

		By: G.F. Management Corp.
		    general partner


		By s/Norton Garfinkle
		  ----------------------------
--
		  Norton Garfinkle
		  Chairman

Dated: May 8, 2001	GARFINKLE LIMITED PARTNERSHIP
II

		By: G.F. Management Corp.
		    general partner


		By s/Norton Garfinkle
		  ----------------------------
--
		  Norton Garfinkle
		  Chairman

Dated: May 8, 2001	G.F. MANAGEMENT CORP.



		By s/Norton Garfinkle
		  ----------------------------
--
		  Norton Garfinkle
		  Chairman